Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Campbell Soup Company of our report dated September 21, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Campbell Soup Company’s Annual Report on Form 10-K for the year ended July 30, 2023.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 12, 2024